EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-178075 on Form S-8 of our report dated June 24, 2015, relating to the financial statements and supplemental schedule of the Cincinnati Financial Corporation Tax-Qualified Savings Plan, appearing in this Annual Report on Form 11-K of the Cincinnati Financial Corporation Tax-Qualified Savings Plan for the year ended December 31, 2014.

/s/ Deloitte & Touche LLP

Cincinnati, Ohio
June 24, 2015